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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 20, 2006

Terra Nostra Resources Corp..

(Exact name of registrant as specified in its charter)

Nevada

000-49631

86-0875500

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

55 S. Lake Avenue, Suite 700, Pasadena CA

91101

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (626) 796-0088

 (Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The following directors and officers have resigned as detailed below:

On August 20, 2006, the Issuer received the resignation of Clarence Foo as Director.

On November 27, 2006, the Issuer received the resignation of Mr. Donald Charles Nicholson (Jr.) as Chief Executive Officer and President.

On November 27, 2006, Mr. Donald Nicholson (Sr.) was elected to the Board of Directors of the Issuer and was appointed President and Chief Executive Officer.

Mr. Nicholson has been a self employed management consultant for the past 10 years.  He has held top-level management positions at a number of public and private companies, in a variety of industries including construction, engineering, ship building, and energy development. Recent activities involve management consultant activities such as corporate executive, independent director, project financing, strategic planning, business development, mergers and acquisitions, corporate turnarounds, and corporate governance. These activities have involved extended travel to over 35 countries in every continent, including extensive recent travel to China.

Mr. Nicholson’s experiences as a senior executive has included, among others, the following private companies: Yarrows Limited, President and CEO, 1991-95, where he implemented a program for the restructuring and modernizing of the company's industrial fabrication, shipbuilding and repair operations; Wright Engineers Ltd., Executive Vice-President and COO, 1986-88, responsible for all engineering, operations, project & construction management, and financing services provided for mining projects world-wide; Commonwealth Construction Ltd., Senior VP, 1984-86, directed marketing and sales activities of the construction group for Canada and overseas primarily for mining, pulp and paper, petroleum, and transportation industries; Comstock International Ltd., President and CEO, 1983, directed sales and operations of a construction group with operation centers across Canada, having annual revenues in excess of $200 million, serving the iron and steel, power, petrochemical, mining, and pulp and paper industries;  SNC Group, Vice President, 1980-81, directed the activities of the engineering group responsible for design and quality criteria for the engineering, procurement and construction of the $14 billion Cold Lake Heavy Oil Project; and, Atomic Energy of Canada Ltd., Vice President, 1979-80, directed preparation of the legal, commercial, technical, and financial aspects of proposals for the design and construction of Candu nuclear power stations and related facilities including uranium mining and processing.

Further experience as a management consultant, specializing in mergers, acquisitions, start-ups and turnarounds of companies, included retention by Northmount Land Corp, Terra Mines Ltd., Hudson Equities Ltd., Pacific Concord Resources Ltd., Terramar Resource Corp., and Shieldings Incorporated., which are all privately held corporations.

Mr. Nicholson provides a diverse range of experiences, and a particular expertise in the corporate governance of US and Canadian companies, as well as an active involvement in the resource sector.   Mr. Nicholson has been a director and/or officer of the following CDN publicly listed corporations:

Texas T Minerals Inc	Director, President	TSV.V	07	03	04	05
VRB Power Systems Inc.	Director, EVP, President, Chairman	TSX.V	11	01	12	03
Texas T Resources Inc.	Director, President	TSX.V	06	01	11	01
Andean American Resources	Director	TSX.V	09	00	04	01

Mr. Nicholson is a Registered Professional Engineer in the province of British Columbia, Canada, a member of the Prospector and Developers Association of Canada, the Canadian Institute of Mining and Metallurgy, and the Institute of Canadian Directors.

Mr. Nicholson is currently a director of Pan Pacific Aggregates, plc, a Company trading on the AIM London Stock Exchange.

Mr. Nicholson is not presently an officer or director of any reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Pasadena, California this 28th day of November, 2006.

TERRA NOSTRA RESOURCES CORP.

By:

/s/ Donald Charles Nicholson

Name:  Donald Charles Nicholson

Title:    Chief Administrative Officer, Secretary, Director

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